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                                                                Exhibit (h)(30)
                                  Appendix A

                                     FEES

           FUNDS OF THE TRUST WITH CLASS,                 ADMINISTRATION FEE
                   IF APPLICABLE                        (AS % OF NET ASSETS)/1/
-----------------------------------------------------   ----------------------
LifePath Retirement Portfolio     Class I                        0.50
                                  Class A                        0.50
                                  Class C                        0.50
                                  Class R                        0.50
                                  Class S                        0.15

LifePath 2020 Portfolio           Class I                        0.50
                                  Class A                        0.50
                                  Class C                        0.50
                                  Class R                        0.50
                                  Class S                        0.15

LifePath 2030 Portfolio           Class I                        0.50
                                  Class A                        0.50
                                  Class C                        0.50
                                  Class R                        0.50
                                  Class S                        0.15

LifePath 2040 Portfolio           Class I                        0.50
                                  Class A                        0.50
                                  Class C                        0.50
                                  Class R                        0.50
                                  Class S                        0.15

LifePath 2050 Portfolio           Class I                        0.50
                                  Class A                        0.50
                                  Class C                        0.50
                                  Class R                        0.50
                                  Class S                        0.15

Approved by the Board of Trustees of BlackRock Funds III on February 22, 2010.
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/1/  Expenses attributable to one or more, but not all, of the Funds or share classes (such as shareholder servicing expenses) shall be charged against the assets of the relevant Funds or share classes. Because of the differences in the expenses attributable to one or more, but not all, of the share classes of a particular Fund, a Fund may have different administration fees for different share classes.